Category Leaders Outbrain and Teads to Merge, Creating an Independent End-to-End
Advertising Platform for the Open Internet
Company will combine performance and omnichannel video offerings to become the preferred destination to drive full-funnel marketing outcomes across the entire consumer journey
Highlights:
●Outbrain will acquire Teads in an approximately $1 billion transaction, consisting of $725 million upfront cash and $25 million deferred cash, 35 million shares of common stock of Outbrain, and $105 million of convertible preferred equity.
●The combination will create one of the largest open internet advertising platforms, differentiated by its ability to drive outcomes for awareness, consideration, and performance objectives — across CTV, web and mobile apps.
●The two companies will bring together a total 20,000 direct advertisers with a base of 10,000 premium media environments — creating one of the largest, direct supply paths across the open internet and CTV.
●The combined platform will cover 50+ markets and reach over 2 billion consumers per month.
●The two companies are expected to generate a combined Ex-TAC Gross Profit of $660 - $680 million(1)(2) and Adjusted EBITDA of $180 - $190 million(1)(2) in 2024E. Synergies are estimated to contribute an additional $50 - $60 million of Adjusted EBITDA annually in the second full year following completion of the transaction, with further opportunities for expanded synergies in the following years.
●Upon closing of the transaction, David Kostman, CEO of Outbrain, will serve as CEO of the combined company, with current Teads Co-CEOs, Bertrand Quesada and Jeremy Arditi serving as Co-Presidents.
●Asaf Porat will serve as COO, leading the integration of the two companies. Altice, the current owner of Teads, will appoint two board members (one non-affiliated) in addition to Outbrain’s existing eight.
New York, NY — August 1, 2024 — Outbrain (NASDAQ: OB), a technology platform that drives business outcomes through engagement, announced today it has entered into a definitive agreement to acquire Teads, the global omnichannel video platform.
The strategic combination will unite two of the most recognized names in digital advertising to create an end-to-end, omnichannel advertising solution for the open internet. The transaction will combine Outbrain’s AI-driven performance technology with Teads' leading video and branding solutions, merging the companies’ highly-complementary capabilities into a comprehensive full-funnel solution for advertisers.
The combined company will provide advertisers with unified access to the most engaging and valuable consumer media experiences, from CTV to online shopping. Once the combination is completed, the company will represent a break from established platform players that base their value primarily on views and impressions. In contrast, the combined company plans to focus on delivering more tangible outcomes such as attention, deep engagement, and e-commerce conversions — across the multitude of previously fragmented premium environments on the open internet, including connected TV.
“This is a transformative transaction to establish a true end-to-end, full-funnel platform for the open internet,” said David Kostman, CEO of Outbrain. “The combination of our highly-complementary offerings accelerates our vision to become the preferred partner to deliver meaningful brand outcomes across premium, quality media environments — while scaling the industry-leading offerings Teads is known for. I’m incredibly proud of what our team at Outbrain has created, and strongly believe that with Teads we will build tremendous value for our customers, employees, and partners. I believe this combination and the transaction’s financial structure position Outbrain to deliver significant shareholder value in the years to come.”
“This strategic combination presents vast new opportunities for the advertising industry at large. We’ve built a world-class team at Teads that has focused on driving the best video and branding outcomes, and in the last several years have successfully brought those strengths to CTV,” said Bertrand Quesada, Co-Founder and Co-CEO of Teads.
Teads Co-CEO Jeremy Arditi added: “By joining our expertise in omnichannel video with Outbrain’s strengths in prediction and performance, we are poised to provide our customers and partners with more value than ever before. Having known the Outbrain team for a decade, we know we’re creating an amazing combined company focused on innovation and excellence.”
The transaction reflects the opportunity to revolutionize the advertising landscape by offering a scaled platform that connects direct supply with direct demand, nurturing audiences and optimizing marketing results from discovery to purchase. This combination will address the self-limiting choice between branding and performance that marketers currently face when advertising on the open internet. As a result, the combined company will be well positioned to compete in the estimated — and growing — $175 billion open internet advertising opportunity.
Media owners stand to benefit from robust monetization opportunities across diverse advertiser budgets, providing critical revenue and growth to the world’s premiere journalistic and entertainment outlets.
Key Combined Strengths:
●Creation of one of the largest, direct supply paths across premium environments on the open internet and CTV, expected to reach over 2 billion monthly consumers at a global scale across 50+ combined markets.
●Combination of highly-complementary expertise and product offerings: joining Teads' deep video and branding capabilities with Outbrain’s leading performance solutions. Direct code-on-page and pixel-on-advertiser-site integrations will create an end-to-end solution that can continuously optimize outcomes.
●Powerful suite of data capabilities, gathered from contextual, publisher environment, and advertiser performance signals — making over 1 billion predictions per second.
●Unique, innovative ad experiences built by creative studio teams, creating new opportunities to tell engaging brand stories across the open internet, such as full-page takeovers, story sequencing from CTV to digital, and more.
Transaction Details:
●Total estimated consideration for the Teads acquisition is approximately $1 billion, on a cash free, debt free basis, including an upfront payment of $725 million, subject to standard adjustments, and a deferred cash payment of $25 million.
●Outbrain intends to finance the transaction with existing cash resources and $750 million in committed debt financing from Goldman Sachs Bank USA, Jefferies Finance LLC and Mizuho Bank, Ltd., subject to customary funding conditions. Outbrain will also issue to Altice 35 million shares of common stock, valued at approximately $169 million based on a one-month volume-weighted average price (VWAP) of Outbrain’s common stock as of July 30, 2024, of $4.82, and $105 million in convertible preferred equity.

●The convertible preferred equity to be issued to Altice will accrue dividends on a quarterly basis at a rate of 10% per annum, payable in cash or payment-in-kind at Outbrain’s option. The initial conversion price is $10.00 per share (subject to customary adjustments). The convertible preferred equity will be a perpetual instrument and may be redeemed by Outbrain in whole, or in part, in cash, prior to the five year anniversary of the issuance, subject to payment of certain premiums, and after the fifth anniversary of issuance without premium. Outbrain may also elect to convert all or a portion of the preferred shares, subject to certain share price thresholds.
●The $25 million deferred cash payment will be paid in one or more installments after closing, subject to compliance with certain covenants in the debt financing terms.(3)
●Additionally, Outbrain obtained commitments from Goldman Sachs Bank USA, Jefferies Finance LLC and Mizuho Bank, Ltd. for a $100 million revolving credit facility, a portion of which will be available to pay a portion of the cash consideration for the transaction and related fees and expenses, and which will otherwise be available for working capital and general corporate purposes.
●The transaction is expected to be completed in the first quarter of 2025 and is subject to customary closing conditions, including the receipt of Outbrain stockholder approval and regulatory approvals. The transaction has been unanimously approved by the Boards of Directors of Outbrain and Teads.
●Goldman Sachs & Co. LLC. is acting as lead financial advisor to Outbrain with Jefferies LLC and Mizuho also acting as financial advisors. Meitar Law Offices, Bryan Cave Leighton Paisner and Cravath Swaine & Moore LLP are acting as legal advisors to Outbrain.
Financial Highlights:
●The combined company is expected to generate:
○Advertiser spend of more than $1.7 billion in 2024E.
○Adjusted EBITDA of $230 - $250(1)(2) million based on combined 2024E Adjusted EBITDA of $180 - $190(1)(2) million plus the impact of $50 - $60 million of year two expected realized synergies.
○Unlevered free cash flow of more than $150 million(1)(2) in 2024E, when including the impact of year two expected realized synergies.
●Outbrain is also providing selected preliminary results for the second quarter of 2024, as follows:
oEx-TAC Gross Profit of $55 - $57 million(2), above the lower end of the previously-issued guidance of $53 million(2).
oAdjusted EBITDA of at least $6 million(2), above the upper end of the previously-issued guidance range of $1 - $4 million(2).
oThese preliminary results are based on currently available information and do not present all necessary information for a complete understanding of Outbrain’s results of operations for the quarter ended June 30, 2024. Actual results will be reported at Outbrain’s upcoming earnings release, scheduled for August 8, 2024, and may differ from the preliminary results presented above.
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(1) Amounts are presented on a combined basis and do not reflect any pro forma adjustments or other adjustments relating to integration activities, cost savings or synergies, the alignment of accounting policies, IFRS to US GAAP conversion, or the impacts of foreign exchange rates. Pro forma results presented in accordance with Article 11 of Regulation S-X could differ materially from the amounts presented above.
(2) The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts.

(3) If the deferred payment is not paid by the third anniversary of closing, then its balance will increase to $37.5 million and will accrue interest annually at a rate of 10% per annum.
Conference Call and Webcast:
Outbrain will host an investor conference call this morning, Thursday, August 1st at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-877-869-3847 or for international callers, 1-201-689-8261. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13747889. The replay will be available until August 15, 2024. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.
Additional Information About the Transaction and Where to Find It:
This press release may be deemed to be solicitation material in respect of the stockholder approval (the “Stockholder Approval”) to authorize the issuance of certain equity securities of Outbrain as consideration for the proposed transaction. In connection with a special meeting of its shareholders for the Stockholder Approval, Outbrain intends to file relevant materials with the SEC, including Outbrain’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OUTBRAIN, TEADS AND THE TRANSACTION. Investors and stockholders may obtain a free copy of these materials (when available) and other documents filed by Outbrain with the SEC through the website maintained by the SEC at www.sec.gov. In addition, free copies of these materials will be made available free of charge through Outbrain’s website at https://www.outbrain.com.
Participants in the Solicitation:
Outbrain and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Outbrain in favor of the Stockholder Approval. Information regarding these directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in Outbrain’s proxy statement for its 2024 annual meeting of stockholders on Schedule 14A, which was filed with the SEC on April 26, 2024. To the extent holdings of Outbrain’s securities by its directors or executive officers have changed since the amounts set forth in such 2024 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the direct or indirect interests, by security holdings or otherwise, of Outbrain’s participants in the solicitation, which may, in some cases, be different than those of Outbrain’s shareholders generally, will be set forth in Outbrain’s proxy statement relating to the Stockholder Approval when it becomes available.
Cautionary Note About Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. These statements are based on current expectations, estimates, forecasts and projections about the industries in which Outbrain and Teads operate, and beliefs and assumptions of Outbrain’s management. Forward-looking statements may include, without limitation, statements regarding possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives, expected synergies and statements of a general economic or industry-

specific nature. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: the risk that the conditions to the consummation of the transaction will not be satisfied (or waived); uncertainty as to the timing of the consummation of the transaction and Outbrain’s and Teads’ ability to complete the transaction; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the stock purchase agreement; the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the risk that any such approval may result in the imposition of conditions that could adversely affect Outbrain or Teads, or the expected benefits of the transaction; the failure to obtain the necessary debt financing to complete the transaction; the effect of the announcement or pendency of the transaction on Outbrain’s or Teads’ operating results and business generally; risks that the transaction disrupts current plans and operations or diverts management’s attention from its ongoing business; the initiation or outcome of any legal proceedings that may be instituted against Outbrain or Teads, or their respective directors or officers, related to the transaction; unexpected costs, charges or expenses resulting from the transaction; the risk that Outbrain’s stock price may decline significantly if the transaction is not consummated; the effect of the announcement of the transaction on the ability of Outbrain and Teads to retain and hire key personnel and maintain relationships with their customers, suppliers and others with whom they do business; the ability of Outbrain to successfully integrate Teads’ operations, technologies and employees; the ability to realize anticipated benefits and synergies of the transaction, including the expectation of enhancements to Outbrain’s services, greater revenue or growth opportunities, operating efficiencies and cost savings; overall advertising demand and traffic generated by Outbrain and the combined company’s media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of Outbrain and the combined company’s control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing wars between Ukraine-Russia and Israel-Hamas, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, and the impact of unfavorable economic conditions and other factors that have and may further impact advertisers’ ability to pay; Outbrain and the combined company’s ability to continue to innovate, and adoption by Outbrain and the combined company’s advertisers and media partners of expanding solutions; the success of Outbrain and the combined company’s sales and marketing investments, which may require significant investments and may involve long sales cycles; Outbrain and the combined company’s ability to grow their business and manage growth effectively; the ability to compete effectively against current and future competitors; the loss of one or more of large media partners, and Outbrain and the combined company’s ability to expand advertiser and media partner relationships; conditions in Israel, including the ongoing war between Israel and Hamas and other terrorist organizations, may limit Outbrain and the combined company’s ability to market, support and innovate their products due to the impact on employees as well as advertisers and advertising markets; Outbrain and the combined company’s ability to maintain revenues or profitability despite quarterly fluctuations in results, whether due to seasonality, large cyclical events, or other causes; the risk that research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of Outbrain and the combined company’s recommendation engine to accurately predict attention or engagement, any deterioration in the quality of Outbrain and the combined company’s recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on Outbrain and the combined company’s ability to collect, use and disclose data to deliver advertisements; Outbrain and the combined company’s ability to extend their reach into evolving digital media platforms; Outbrain and the combined company’s ability to maintain and scale their technology platform; the ability to meet demands on our infrastructure and resources due to future growth or otherwise; the failure or the failure of third parties to protect Outbrain and the combined company’s sites, networks and systems against security breaches, or otherwise to protect the confidential information of Outbrain and the combined company; outages or disruptions that impact Outbrain or the combined company or their service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which Outbrain and the combined company operate; the challenges of compliance with differing and changing regulatory requirements; the timing and execution of any cost-saving measures and the impact on Outbrain and the combined company’s business or strategy; and the risks described in the section entitled “Risk Factors” and elsewhere in Outbrain’s Annual Report on Form 10-K filed for the year ended December 31, 2023 and in subsequent reports filed with the SEC.
Accordingly, you should not rely upon forward-looking statements as an indication of future performance. Outbrain cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Outbrain and the combined company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. Outbrain undertakes no obligation, and does not assume, any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.
About Teads
Teads is a global omnichannel platform offering premium advertising solutions that drive business growth. By combining quality media, data, and creative, Teads helps advertisers reach their target audiences and optimizes monetization for publishers. With a focus on brand safety and impactful engagement, Teads ensures effective digital advertising across all channels. Teads partners with the leading marketers, agencies and publishers through a team of 1,200+ people in 50 offices across more than 30 countries.
For more information, visit https://www.teads.com.
About Outbrain
Outbrain (Nasdaq: OB) is a leading technology platform that drives business results by engaging people across the Open Internet. Outbrain predicts moments of engagement to drive measurable outcomes for advertisers and publishers using AI and machine learning across more than 8,500 online properties globally. Founded in 2006, Outbrain is headquartered in New York with offices in Israel and across the United States, Europe, Asia-Pacific, and South America.
For more information, visit https://www.outbrain.com.
Media Contact
press@outbrain.com
Investor Relations Contact
IR@outbrain.com
(332) 205-8999

Key Financial Metrics and Projections

	Year ended December 31, 2023
(in millions USD)	Outbrain	Teads(2)	Combined Company Pre-Synergies(3)
Gross Profit	$184.8	$383.7	$568.5
Ex-TAC Gross Profit(1)	227.4	430.2	657.6
Net income	10.2	95.8	106.0
Adjusted EBITDA(1)	28.5	168.7	197.2
Operating Cash Flow(1)	13.7	122.4	136.1
Free Cash Flow	(6.5)	109.3	102.8

Year ended December 31, 2024 Projections
(in millions USD)	Outbrain(4)	Teads	Combined Company Pre-Synergies(3)
Ex-TAC Gross Profit	$238 - $248	$422 - $432	$660 - $680
Adjusted EBITDA	$30 - $35	$150 - $155	$180 - $190
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(1) Adjusted EBITDA, Ex-TAC Gross Profit and Free Cash Flow are non-GAAP financial measures. Ex-TAC Gross Profit is calculated by adding back other cost of revenue to gross profit. Adjusted EBITDA is defined as net income before gain related to convertible debt; interest expense; interest income and other income, net; provision for income taxes; depreciation and amortization; stock-based compensation, and other income or expenses that Outbrain does not consider indicative of its core operating performance. Free Cash Flow is defined as cash flow provided by operating activities, less capital expenditures and capitalized software development costs. See “Non-GAAP Reconciliations” in Outbrain’s 2023 Form 10-K, as filed with the SEC on March 8, 2024, for limitations of these measures and reconciliations to the most comparable GAAP financial measures.
(2) All amounts have been presented based on Teads standalone financial statements and translated from Euros to US Dollars using an exchange rate of 1.081.
(3) Amounts are presented on a combined basis and do not reflect any pro forma adjustments or other adjustments relating to integration activities, cost savings or synergies, the alignment of accounting policies, IFRS to US GAAP conversion, or the impacts of foreign exchange rates. Pro forma results presented in accordance with Article 11 of Regulation S-X could differ materially from the amounts presented above.
(4) Represents the Full Year 2024 guidance provided by Outbrain as of their most recent earnings announcement, on May 9, 2024.
The projected financial results presented above are forward-looking statements that are subject to a variety of assumptions and estimates. Investors are cautioned not to place undue reliance on the projected financial results as actual results may differ from projected results, and those differences may be material. Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about the transaction and the combined company.

Non-GAAP Reconciliations:
The following table presents the reconciliation of Ex-TAC Gross Profit to gross profit, the most directly comparable U.S. GAAP measure. Ex-TAC Gross Profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements. We present Ex-TAC Gross Profit because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. There are limitations on the use of Ex-TAC Gross Profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC Gross Profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry that have a similar business, may define Ex-TAC Gross Profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.

Year ended December 31, 2023
(in millions USD)	Outbrain	Teads	Combined Company Pre-Synergies
Gross profit	$ 184.8	$ 383.7	$ 568.5
Other cost of revenue	42.6	46.5	89.1
Ex-TAC Gross Profit	$ 227.4	$ 430.2	$ 657.6
The following table presents the reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure. Our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with U.S. GAAP.

	Year ended December 31, 2023
(in millions USD)	Outbrain	Teads	Combined Company Pre-Synergies
Net income	$ 10.2	$ 95.8	$ 106.0
Interest expense	5.4	–	5.4
Interest income and other income, net	(7.7)	(3.6)	(11.3)
Gain related to convertible debt	(22.6)	-	(22.6)
Provision for income taxes	6.1	42.2	48.3
Depreciation and amortization	20.7	12.1	32.8
Stock-based compensation	12.1	17.9	30.0
Regulatory matter costs, net of insurance	0.8	-	0.8
IPO and M&A related costs	-	1.4	1.4
Severance costs	3.5	3.7	7.2
IFRS to US GAAP adjustment for leases	-	(0.8)	(0.8)
Adjusted EBITDA	$ 28.5	$ 168.7	$ 197.2
The following table presents the reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable U.S. GAAP measure. Our calculation of free cash flow is not necessarily comparable to non-GAAP information of other companies. Free cash flow should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with U.S. GAAP.

	Year ended December 31, 2023
(in millions USD)	Outbrain	Teads	Combined Company Pre-Synergies
Net cash provided by operating activities	$ 13.7	$ 122.4	$ 136.1
Purchases of property and equipment	(10.1)	(0.9)	(11.0)
Capitalized software development costs	(10.1)	(12.2)	(22.3)
Free cash flow	$ (6.5)	$ 109.3	$ 102.8